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                                                            Exhibit 10.2.2.c

                          FOURTH ADDENDUM TO LEASE
                          ------------------------

This Fourth Addendum to Lease is made and entered into as of this 16th day of April , 1996, by and between JOHN D. DELLAGNESE III, hereinafter referred to as "Lessor" and TELXON CORPORATION, hereinafter referred to as "Lessee". Reference is made to that certain "Standard Office Lease (Modified Net Lease)" dated July 19, 1995, which, together with the Attachments, Exhibits, Addendum to Lease, Second Addendum to Lease dated October 5, 1995, and Third Addendum to Lease dated March 1, 1996 are hereinafter collectively referred to as the "Lease". In the event of a conflict between the terms of the Lease and the terms of this Addendum, the terms of this Addendum shall control.

This Fourth Addendum is made necessary because Lessee is leasing additional space in the Waterford building. It is accordingly agreed to by and between the parties as follows:

1. Lessee is leasing 2,706 rentable square feet located on the first floor of the Waterford building. Said space, shown on the attached floor plan, shall be known as 3875 Embassy Parkway, Suite 150, Bath Township, Ohio 44333. Lessee's total space in the Waterford building is therefore increased from 53,462 rentable square feet to 56,168 rentable square feet.

2. The term for this additional space shall be for a period of four (4) years and eleven (11) months, commencing on April 1, 1996 and expiring on February 28, 2001.

3. The Annual Base Rent for this additional space shall be $41,943.00 per year, with the monthly payment being $3,495.25. Lessee's total Annual Base Rent shall be $941,040.12 per year, with the total monthly payment being $78,420.01.

4. Lessee's Share, per Section 4(e) of the Lease, shall be increased from 57.5% to 60.4%.

5. Lessee shall be responsible for any tenant [sic] improvements to the attached floor plan.

6.  All other terms and conditions of Lease will remain in effect.

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IN WITNESS WHEREOF, the parties have set their hands on the dates hereinafter noted.

Signed and acknowledged                      LESSOR:
in the presence of:


/s/ Laura M. Metzger                         /s/ John D. Dellagnese III
----------------------------                 ----------------------------------
John D. Dellagnese III

/s/ Thomas Karcher                           (Executed this 16th day of
----------------------------                  April, 1996)


Signed and acknowledged                      LESSEE:
in the presence of:

TELXON CORPORATION

/s/ Susan Ritzman                            /s/ Dennis K. Oleksuk
----------------------------                 ----------------------------------
                                             Title Director, Corporate Services
/s/ Laurie K. Fahrer
----------------------------                 (Executed this 2nd day of
                                              April, 1996)